Exhibit 99.3

For Immediate Release

Cleantech Solutions International Announces Conference Call to Discuss Third Quarter 2014 Financial Results

WUXI, Jiangsu, China, November 11, 2014 -- Cleantech Solutions International, Inc. ("Cleantech Solutions" or "the Company") (NASDAQ: CLNT), a manufacturer of metal components and assemblies used in various clean technology and manufacturing industries and textile dyeing and finishing machines, today announced that it will conduct a conference call at 9:00 a.m. Eastern Time on November 14, 2014 to discuss financial results for the third quarter ended September 30, 2014.

Mr. Ryan Hua, Vice President of Operations, and Mr. Adam Wasserman, Chief Financial Officer, will host the conference call. The Company will release its financial results for the quarter ended September 30, 2014 prior to the call.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (888) 346-8982. International callers should dial (412) 902-4272 and ask to join the Cleantech Solutions International call.

If you are unable to participate in the conference call at this time, a replay will be available through November 21, 2014 at 9:00 am EDT. To access the replay, dial (877) 344-7529 or (412) 317-0088 for international callers and enter pin code: 10056067.

About Cleantech Solutions International

Cleantech Solutions is a manufacturer of metal components and assemblies, primarily used in clean technology and other industries and dyeing and finishing equipment for the textile industry and forging products, and a supplier of fabricated products and machining services to a range of clean technology customers. The Company's website is www.cleantechsolutionsinternational.com. Any information on the Company's website or any other website is not a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein and in the conference call referred to in this press release as anticipated, believed, estimated or expected. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-K for the year ended December 31, 2013 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-Q for the quarter ended June 30, 2014. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

Company Contact:

Cleantech Solutions International, Inc.

Adam Wasserman, CFO

E-mail: adamw@cleantechsolutionsinternational.com

Web: www.cleantechsolutionsinternational.com

Elaine Ketchmere, CFA

Compass Investor Relations

Phone: +1-310-528-3031

E-mail: eketchmere@compass-ir.com

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